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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The 3DO Company

    We consent to incorporation by reference herein of our report dated May 4, 1999, relating to the consolidated balance sheets of The 3DO Company and subsidiaries as of March 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 1999, which report is included in the registration statement on Form S-3 (No. 333-80309) of The 3DO Company.

                                          /s/ KPMG LLP

Mountain View, California
July 22, 1999